UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 13, 2011

CLEAN TRANSPORTATION GROUP, INC.
[Formerly known as Quintana Gold Resources Corp.]
(Exact name of registrant as specified in its charter)

Utah	73-1083773
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

7810 Marchwood Place, Vancouver BC, Canada V5S 4A6
(Address of principal executive offices)

Registrant's telephone number, including area code:  (604) 202-3212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

On May 13, 2011, Clean Transportation Group, Inc., formerly Quintana Gold Resources Corp. (the “Company”) entered into an agreement (the “Agreement”) to acquire Engine Clean Solutions, Inc., a private California corporation (“Engine Clean”).  Under the terms of the Agreement, the Company will acquire 100% of the issued and outstanding capital stock of Engine Clean and, as a result, Engine Clean will become a wholly owned subsidiary of the Company.

In exchange for acquiring all of the capital stock of Engine Clean, the Company will pay to Engine Clean’s two stockholders consideration consisting of 2,500,000 shares of the Company’s authorized, but previously unissued common stock, and $500,000 in cash, to be raised by the Company pursuant to a private placement of securities or by other financings.  The cash payment will be evidenced by a promissory note in the amount of $500,000 payable as follows:  (i) $300,000 to be paid 45 days after the first day the Company’s shares are traded on the OTCQB and/or Bulletin Board (“OTCBB”); (ii) $100,000 to be paid six months after the first day the Company’s shares are traded on the OTCQB and/or OTCBB; and (iii) $100,000 to be paid twelve months after the first day the Company’s shares are traded on the OTCQB and/or OTCBB.  There can be no assurance that the Company’s shares will qualify for trading on the OTCQB and/or OTCBB or any other trading medium, or that the Company will be able to realize sufficient financing to pay the cash portion of the consideration.  The parties anticipate closing the Agreement on May 30, 2011.

Engine Clean Solutions, Inc. is based in Los Angeles, California and manufactures service equipment to improve the fuel efficiency, performance, service life, safety, and environmental impact of gasoline and diesel engines.  Engine Clean’s customers are diesel engine OEM vendors, manufacturers selling chemicals and equipment to the global automotive aftermarket, and commercial transport fleets.

Clean Engine employs a Diesel Fuel Tool connected to an engine with fuel system specific adapters.  While the engine is idling, a mixture of cleaning solution and diesel fuel is circulated through the fuel system.  This includes the fuel pump, injectors, fuel rails, valves, rings and combustion chamber surfaces.  The cleaning solution loosens carbon and other contaminants that are then removed by the Tool’s 5- micron filter or expelled through the exhaust. This treatment improves engine performance, drivability and fuel economy. Modern diesel engines are particularly well suited for this treatment, as they use expensive fuel injectors prone to failure with buildup of the contaminants found in diesel fuel.  Clean Engine’s target market is medium to heavy-duty trucks.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01                 Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.                           Description

10.1                      Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Transportation Group, Inc.

Date:   May 19, 2011                                                                                By         /S/ Delbert G. Blewett
Delbert G. Blewett
President